UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2009
MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740

(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-269-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.
(b) Departure of Director. On March 3, 2009, Nancy-Ann DeParle advised Medco Health Solutions, Inc. (the “Company”) of her resignation from the Company’s Board of Directors, effective immediately. Ms. DeParle has been a member of the Company’s Board of Directors since October 2008 and was a member of the Company’s Audit Committee at the time of her resignation. In early March 2009, Ms. DeParle was appointed Counselor to the President and Director of the White House Office for Health Care Reform. Ms. DeParle has advised the Company that her resignation is not a result of any disagreement relating to the Company’s operations, policies or practices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.
Date: March 5, 2009	By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and Senior Vice President, Pharmaceutical Strategies & Solutions